                                                                    Exhibit 4.2

===============================================================================







                          First Supplemental Indenture

                            DATED AS OF APRIL 1, 1986

                                       TO

                             Indenture Dated As Of
                                August 1, 1982




                              PPG INDUSTRIES, INC.


                                       TO


                         Harris Trust and Savings Bank,
                                              Trustee






                Establishing 10.70% Restricted Installment Notes

===============================================================================

                               Table of Contents

                                                                          Page
                                                                          ----

PARTIES..................................................................    1
RECITALS OF THE COMPANY..................................................    1


                                  ARTICLE ONE

                      10.70% RESTRICTED INSTALLMENT NOTES


SECTION 101.  Establishment of Series....................................    2


                                  ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.  Forms Generally............................................    2
SECTION 202.  Form of Face of Security...................................    3
SECTION 203.  Form of Reverse of Security................................    4
SECTION 204.  Form of Trustee's Certificate
                    of Authentication....................................    9
SECTION 205.  Provision for Completion of Installment Note
                    When an Installment Note
                    is Redeemed in Part Only.............................    9
SECTION 206.  Provision for Acquiring Installment Notes
                    without Restrictions.................................   10


                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

SECTION 301.  Benefits Restricted to Parties and Holders of
                    Installment Notes....................................   10
SECTION 302.  Terms Have Meanings Defined in Indenture...................   10
SECTION 303.  Invalidity of Any Provisions Not
                    To Affect Others.....................................   11
SECTION 304.  Date of Execution Indicated by
                    Acknowledgements.....................................   11
SECTION 305.  Provisions Bind and Benefit Successors.....................   11
SECTION 306.  Descriptive Headings for Convenience Only..................   11
SECTION 307.  Execution In Counterparts..................................   11
TESTIMONIUM..............................................................   12
SIGNATURES AND SEALS.....................................................   12
ACKNOWLEDGEMENTS.........................................................   13

   FIRST SUPPLEMENTAL INDENTURE, dated as of April 1, 1986 between PPG Industries, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company"), having its principal office at One PPG Place, Pittsburgh, Pennsylvania 15272, and Harris Trust and Savings Bank, a corporation duly organized and existing under the laws of the State of Illinois, as Trustee (herein called the "Trustee").


                            RECITALS OF THE COMPANY

   The Company has heretofore executed and delivered to the Trustee an Indenture dated as of August 1, 1982 (herein called the "Original Indenture").

   Pursuant to an agreement dated September 16, 1985 between the Company and The Pitcairn Company, the Company paid cash and issued and delivered its 10.75% Restricted Installment Note, in the principal amount of $171,264,000 to The Pitcairn Company in exchange for 8,896,868 shares of Common Stock, par value $1.66 2/3 per share, of the Company and agreed to include such note under an indenture qualified under the Trust Indenture Act of 1939.

   Pursuant to an agreement dated as of February 20, 1986 between the Company and The Pitcairn Company, the Company agreed to issue and deliver 10.70% Restricted Installment Notes of the Company in the aggregate principal amount of $171,264,000 (the "Installment Notes") under such an indenture to The Pitcairn Company in exchange for the 10.75% Restricted Installment Note referred to in the preceding recital.

   The Company has duly authorized the execution and delivery of this First Supplemental Indenture to establish the Installment Notes as a series of Securities to be issued under the Indenture.

   The Installment Notes are to be distributed by The Pitcairn Company to the stockholders of The Pitcairn Company pursuant to a plan of complete liquidation adopted by such stockholders.

   All things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

   NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

   For and in consideration of the premises and the purchase of the Installment Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Installment Notes, as follows:


                                  ARTICLE ONE
                      10.70% RESTRICTED INSTALLMENT NOTES

   SECTION 101. Establishment of Series.

   Pursuant to Section 3.01 and 9.01 of the Original Indenture, there is hereby established a new series of Securities to be designated "10.70% Restricted Installment Notes" to be issued under the Indenture. The Installment Notes shall be limited in aggregate principal amount to $171,264,000 and the terms of the Installment Notes shall be as set forth in the form of the Installment Note set forth in Article Two below.


                                  ARTICLE TWO
                                 SECURITY FORMS

   SECTION 201. Forms Generally.

   The Installment Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this First Supplemental Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently with the Indenture and this First Supplemental Indenture, be determined by the officers executing the Installment Notes, as evidenced by their execution of the Installment Notes.

   The Trustee's certificate of authentication shall be in substantially the form set forth in this Article.

   The definitive Installment Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing the Installment Notes, as evidenced by their execution of the Installment Notes.

   SECTION 202. Form of Face of Security.




                              PPG INDUSTRIES, INC.
                       10.70% Restricted Installment Note

No. .....     $........ As Reduced by Any Installment Payments


   PPG INDUSTRIES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ........................ , or registered assigns, the principal sum of ............ Dollars in nine installments payable on October 1, 1987 and on each October 1 thereafter through October 1, 1995. The first eight of such installments shall each equal 11 1/9% of such principal sum and the ninth installment shall equal the remaining principal balance. If one or more installments of principal with respect to this Installment Note have been paid prior to the date hereof set forth below, there is stamped hereon notation of such payment. The Company promises to pay interest on the unpaid principal balance hereof from and including April 1, 1986, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on October 1 and April 1 in each 12-month period commencing October 1, 1986, at the rate of 10.70% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 10.70% per annum on any overdue principal and premium, if any, and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, as provided in such Indenture, be paid to the Person in whose name this Installment Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the September 15 or March 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Installment Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Installment Notes (as hereinafter defined) not less than 10 days prior to such Special Record

Date, or be paid at any time in any other lawful manner, all as more fully provided in such Indenture.

   Payment of the principal of and premium, if any, and interest on this Installment Note will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

   Reference is hereby made to the further provisions of this Installment Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Installment Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                PPG INDUSTRIES, INC.


                                                By ..........................


[CORPORATE SEAL]
Attest:

 .............................

   SECTION 203. Form of Reverse of Security.

   This Note is one of a duly authorized issue of securities of the Company (herein called the "Installment Notes"), issued and to be issued in one or more series under an Indenture dated as of August 1, 1982 between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under said Indenture), as heretofore and hereafter supplemented and amended (said Indenture as so supplemented and amended being herein called the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Installment Notes and of the terms upon which the Installment Notes are, and are to be, authenticated and delivered. This Installment Note is one of the series designated on the face hereof, limited in aggregate principal amount to $171,264,000.

   The Installment Notes are subject to redemption upon not less than 30 days' notice by mail, as a whole or in part, at the election of the Company, at any time during the 12-month period beginning October 1 of the year indicated, at the following Redemption Prices (expressed as percentages of the then remaining principal balance of the Installment Notes to be redeemed)

                           Year       Percentage
                           ----       ----------

                           1990         105.5
                           1991         104.4
                           1992         103.3
                           1993         102.2
                           1994         101.1

together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of the Installment Notes or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

   In the event of redemption of this Installment Note in part only, a new Installment Note or Installment Notes of authorized denominations for the unredeemed portion of the principal sum hereof unreduced by any installment payments will be issued in the name of the Holder hereof upon the cancellation hereof; provided, however, that if one or more installments of principal with respect to this Installment Note have been paid prior to any such issuance, there shall be stamped on such new Installment Note or Installment Notes notation of such payment.

   If an Event of Default with respect to the Installment Notes shall occur and be continuing, the principal of the Installment Notes may be declared due and payable in the manner and with the effect provided in the Indenture.



   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 662/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Installment Note shall be conclusive and binding upon such Holder and upon all future Holders of this Installment Note and of any Installment Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Installment Note.

   No reference herein to the Indenture and no provision of this Installment Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (if any) on this Installment Note at the times, place and rate, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Installment Note is registrable in the Security Register, upon surrender of this Installment Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest (if any) on this Installment Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Installment Notes, of authorized denominations and for a like aggregate principal sum, will be issued to the designated transferee or transferees; provided, however, that if one or more installments of principal with respect to this Installment Note have been paid prior to any such registration of transfer, there shall be stamped on such new Installment Note or Installment Notes notation of such payment.

   Except by will, the laws of descent or distribution or otherwise by operation of law, this Installment Note may be sold, transferred, pledged or assigned only to a Permitted Transferee (as hereinafter defined). No transfer will be effective unless the Trustee receives from the proposed transferee a completed affidavit to the effect that the proposed transferee is a Permitted Transferee. Permitted Transferees are (a) for a Holder of an

Installment Note who is a natural person: (i) the Holder's spouse, ancestors, lineal descendants, whether adopted or by the whole or half blood, brothers and sisters, whether adopted or by the whole or half blood, or any spouse of such persons (collectively, such Holder's "Immediate Family"), (ii) any charitable institution and (iii) any trust, partnership or corporation at least 90% of the beneficial interest, partnership interest or capital stock of which is held by the Holder, members of the Holder's Immediate Family or any charitable institution; (b)) for a Holder of an Installment Note that is either (i) an estate, (ii) a trust for the benefit of charitable institutions, a natural person's Immediate Family or both or (iii) a common law trust having as beneficiaries only natural persons (and no more than 15 such persons); a beneficiary of such estate or trust or a member of such beneficiary's Immediate Family; (c) for a Holder of an Installment Note which is a corporation; the survivor of a merger or consolidation involving the initial Holder and (d) for a Holder of an Installment Note which is a corporation or partnership having as shareholders or partners only natural persons (and no more than 15 such persons), the shareholders or partners of such Holder as of the distribution date.

   Notwithstanding anything contained herein to the contrary; (1) if by reason of any change in the Internal Revenue Code of 1954, as amended, or the regulations promulgated thereunder, or otherwise, a Holder of this Installment Note who is an assignee of The Pitcairn Company as one of its stockholders pursuant to the plan of complete liquidation of The Pitcairn Company would no longer be eligible to report for Federal income tax purposes any gain on the distribution of the Installment Notes pursuant to such plan of complete liquidation under the installment sale method; or (2) if the Company's outstanding publicly-held debt securities are rated below BBB by Standard & Poor's Corporation or below Baa by Moody's Investors' Service, Inc. (or the equivalent rating in the event of any change in the rating categories), without regard to any subcategories of such ratings; then on or after September 17, 1987, the Holder of this Installment Note shall have the right to exchange this Installment Note for one or more new Installment Notes, of authorized denominations and for a like aggregate principal sum, identical in all respects to this Installment Note, except that such new Installment Note or Installment Notes shall not contain this or the immediately preceding paragraph; provided, however, that if one or more installments of principal with respect to this Installment Note have been paid prior to any such exchange, there shall be stamped on such new Installment Note or Installment Notes notation of such payment. In any such exchange, the Holder shall deliver this

Installment Note to the Trustee, together with an affidavit identifying the condition that has caused this Installment Note to be exchangeable, and request the issuance of such a new Installment Note or new Installment Notes.

   Notwithstanding anything contained herein to the contrary, on or after October 1, 1986, the Holder of this Installment Note shall have the right to exchange this Installment Note for one or more new Installment Notes, of authorized denominations and for a like aggregate principal sum, identical in all respects to this Installment Note except that it shall not contain this paragraph or the immediately preceding two paragraphs, provided, however, that the right to exchange this Installment Note provided in this paragraph shall not become effective until the date on which there shall have been delivered to the Company rulings from the Internal Revenue Service (or, in lieu thereof, an opinion of counsel in form and substance reasonably acceptable to the Company) to the effect that the becoming effective of such right will constitute neither a disposition of this Installment Note within the meaning of Section 453B of the Internal Revenue Code of 1954, as amended, nor a payment within the meaning of
Section 453(f) of the Internal Revenue Code of 1954, as amended; and provided further that if one or more installments of principal with respect to this Installment Note have been paid prior to any such exchange, there shall be stamped on such new Installment Note or Installment Notes notation of such payment. The Company will notify the Trustee that such rulings (or such an opinion) have been received, and shall direct the Trustee to give written notice thereof to each Holder.

   Notwithstanding anything contained herein to the contrary, the rights of the Holder of this Installment Note to receive payments hereunder may be limited by the Pennsylvania Business Corporation Law to the unrestricted and unreserved earned surplus of the Company and, with the approval of the shareholders of the Company, the unrestricted capital surplus of the Company, at the time of any such payments. The Company shall seek shareholder approval, if necessary, of payments under the Installment Notes from unrestricted capital surplus if such approval would be required under the Pennsylvania Business Corporation Law at the time of any such payments.

   The Installment Notes are issuable only in registered form without coupons in denominations of $1000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Installment Notes are exchangeable for a like aggregate principal sum of new Installment Notes of a different authorized denomination, as requested by the Holder surrendering the same; provided, however, that if one or more installments of principal with respect to an Installment Note have been paid prior to any such exchange, there shall be stamped on such new Installment Note or Installment Notes notation of such payment.

   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Installment Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Installment Note is registered as the owner hereof for all purposes, whether or not this Installment Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   All terms used in this Installment Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

   SECTION 204. Form of Trustee's Certificate of Authentication.

   This is one of the Securities denominated the 10.70% Restricted Installment Notes referred to in the within-mentioned Indenture.


                                                Harris Trust and Savings Bank
                                                as Trustee



                                                By ..........................
                                                       Authorized Officer


   SECTION 205. Provision for Completion of Installment Note When an Installment Note is Redeemed in Part Only.

   If any Installment Note is redeemed in part only, the new Installment Note or Installment Notes to be issued in exchange for the Installment Note surrendered in such redemption shall be completed by inserting on the face of the new Installment Note or Installment Notes, as the amount of the principal sum, an amount (prorated among the new Installment Notes if more than one new Installment Note is issued) equal to the product of the principal sum of the Installment Note surrendered and the percentage of the then remaining principal balance of the Installment Note surrendered which is not being redeemed.

   SECTION 206. Provision for Acquiring Installment
   Notes without Restrictions.

   If pursuant to the terms of the Installment Notes set forth in Sections 202 and 203 above, the Holder acquires the right to exchange a 10.70% Restricted Installment Note for one or more new Installment Notes without provision for restrictions on transfer, then upon request of any such Holder and compliance with the terms of the Installment Notes, the Trustee shall authenticate and deliver in exchange for the 10.70% Restricted Installment Note one or more new Installment Notes in a like aggregate principal sum and in authorized denominations and containing the same terms and conditions except that (1) the new Installment Note or Installment Notes shall be entitled "10.70% Installment Note" and (2) the new Installment Note or Installment Notes shall not include the paragraphs providing for restrictions on transfer or the removal thereof; provided, however, that if one or more installments of principal with respect to an Installment Note have been paid prior to any such exchange, there shall be stamped on such new Installment Note or Installment Notes notation of such payment.


                                 ARTICLE THREE
                            MISCELLANEOUS PROVISIONS


   SECTION 301. Benefits Restricted to Parties and
   Holders of Installment Notes.

   Nothing in this First Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, firm or corporation other than the parties hereto, and the Holders of the Installment Notes any right, remedy or claim under or by reason of this First Supplemental Indenture or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this First Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and the Holders of the Installment Notes.

   SECTION 302. Terms Have Meanings Defined in Indenture.

   All terms used in this First Supplemental Indenture which are defined in the Indenture shall, for all purposes hereof, have the respective meanings specified in the Indenture, otherwise specifically provided herein or unless the context otherwise requires.

   SECTION 303. Invalidity of Any Provisions Not To Affect Others.

   In case any one or more of the provisions contained in this First Supplemental Indenture or in the Installment Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, or of the Installment Notes, but this First Supplemental Indenture and the Installment Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

   SECTION 304. Date of Execution Indicated by Acknowledgements.

   Although this First Supplemental Indenture, for convenience and for the purpose of reference, is dated as of April 1, 1986, the actual date of execution by the Corporation and the Trustee is as indicated by their respective acknowledgements hereto annexed.

   SECTION 305. Provisions Bind and Benefit Successors.

   Subject to the provisions of the Indenture, all the covenants, promises and agreements in this First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as further amended and supplemented hereby.

   SECTION 306. Descriptive Headings for Convenience Only.

   The descriptive headings of the several Articles of this First Supplemental Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

   SECTION 307. Execution In Counterparts.

   This First Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                             PPG Industries, Inc.

                                             By /s/ L.M. Call
                                                ..........................
                                                       Treasurer

Attest:
/s/ Helen A. Pavlick
 ..........................
Assistant Secretary                          Harris Trust and Savings Bank


                                             By/s/ R.S. Stam
                                               ...........................
                                                      Vice President

Attest:

/s/ J. Bartoli
 ..........................
Assistant Secretary

STATE OF PENNSYLVANIA
                        SS:
COUNTY OF ALLEGHENY


   On the 27th day of March, 1986, before me personally came L. M. Call, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of PPG Industries, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                       /s/  Vicki L. Charlier
                                  ...................................
                                            VICKI L. CHARLIER

                                            Notary Public

                                     Pittsburgh, Allegheny County

                                     My Commission Expires July 27, 1989


STATE OF ILLINOIS
                    SS:
COUNTY OF COOK


   On the 28th day of March, 1986, before me personally came R. S. Stam, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Harris Trust and Savings Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                            /s/ T. Muzquiz
                                  ...................................
                                                T.  MUZQUIZ

                                  My Commission Expires July 12, 1989